Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 28, 2025 on the financial statements of Presurance Holdings, Inc. (formerly Conifer Holdings, Inc.) as of and for the years ended December 31, 2024 and 2023 in this S-1 Registration Statement of Presurance Holdings, Inc. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

East Lansing, Michigan

January 14, 2026